Exhibit 99.1

STRYKER OPERATING RESULTS FOR
QUARTER ENDED JUNE 30, 2005

Kalamazoo, Michigan -- July 19, 2005 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended June 30, 2005 as follows:

Second Quarter Highlights

·	Net sales increased 16.8% (15.1% constant currency) to $1,219 million
·	Net earnings increased 20.7% to $184 million
·	Diluted net earnings per share were $.45, an increase of 21.6%
·	Orthopaedic Implant sales increased 14.9% (12.7% constant currency)
·	MedSurg Equipment sales increased 22.3% (21.0% constant currency)

Net sales were $1,218.6 million for the second quarter of 2005, representing a 16.8% increase over net sales of $1,043.0 million in the second quarter of 2004 and $2,421.1 million for the first half of 2005, representing a 16.5% increase over net sales of $2,078.1 million for the first half of 2004.  Excluding the impact of foreign currency, net sales increased 15.1% for the second quarter and 14.8% for the first half.

Net earnings for the second quarter of 2005 were $184.3 million, representing a 20.7% increase over net earnings of $152.7 million in the second quarter of 2004.  Diluted net earnings per share for the second quarter increased 21.6% to $.45 compared to $.37 in the second quarter of 2004.  Net earnings for the first half of 2005 were $357.4 million, representing a 23.8% increase over net earnings of $288.6 million in 2004.  Diluted net earnings per share for the first half increased 24.3% to $.87 compared to $.70 in the first half of 2004.

Sales Analysis

Domestic sales were $784.1 million for the second quarter and $1,558.8 million for the first half of 2005, representing increases of 15.8% and 16.8%, respectively, as a result of strong shipments of Orthopaedic Implants and MedSurg Equipment and higher revenue from Physical Therapy Services.

International sales were $434.5 million for the second quarter and $862.3 million for the first half of 2005, representing increases of 18.8% and 16.1%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $18.2 million in the second quarter and by $34.7 million in the first half.  Excluding the impact of foreign currency, international sales increased 13.8% in the second quarter and 11.4% in the first half.

Worldwide sales of Orthopaedic Implants were $724.8 million for the second quarter and $1,439.2 million for the first half of 2005, representing increases of 14.9% and 13.9%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spine and micro implant systems, osteogenic protein-1 and bone cement.  Excluding the impact of foreign currency, sales of Orthopaedic Implants increased 12.7% in the second quarter and 11.8% in the first half.

Worldwide sales of MedSurg Equipment were $427.4 million for the second quarter and $850.4 million for the first half of 2005, representing increases of 22.3% and 23.1%, respectively, based on higher shipments of powered surgical instruments and operating room equipment, endoscopic products and patient handling and emergency medical equipment.  Excluding the impact of foreign currency, sales of MedSurg Equipment increased 21.0% in the second quarter and 21.8% in the first half.

Physical Therapy Services revenues were $66.4 million for the second quarter and $131.5 million for the first half of 2005, representing increases of 6.1% and 6.9%, respectively, as a result of added revenue from new physical therapy centers.

Income Tax Rate

The Company's effective income tax rate for the second quarter and first half of 2005 was reduced to 29.5% as compared to a 30.0% effective income tax rate for the second quarter and first half of 2004 and an effective annual income tax rate of 35.0% for the year ended December 31, 2004.  The effective income tax rate for the year ended December 31, 2004 reflected the non-deductibility for income tax purposes of substantially all of the $120 million upfront payment in the third quarter of 2004 to acquire SpineCore, Inc.  The income tax rate reduction in the first half of 2005 compared to the first half of 2004 results primarily from increased manufacturing in lower tax jurisdictions.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m., Eastern Time, today.  To hear the conference call, dial 800/728-2053.  A simultaneous webcast of the call may be accessed via the Company's website at www.stryker.com.  The call will be archived on this site for 90 days. A recording of the call will also be available from 7:30 p.m., Eastern Time, today until 7:30 p.m. on Thursday, July 21, 2005.  To hear this recording dial 800/633-8284 (domestic) or 402/977-9140 (international) and enter the registration number 21248650.

Stryker Corporation is one of the world's leading medical device companies with the most broadly-based range of products in orthopaedics and a significant presence in other medical specialties.  The Company's products include implants that are used in joint replacement, trauma, spine and micro surgeries; orthobiologics; operating room and interventional pain products; surgical navigation, endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  In addition, Stryker provides outpatient physical therapy services in the United States.

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2005
(Unaudited - In Millions Except Per Share Amounts)

	Second Quarter			Six Months
CONDENSED STATEMENTS OF EARNINGS	2005	2004	% Change	2005	2004	% Change

Net sales	$1,218.6	$1,043.0	16.8	$2,421.1	$2,078.1	16.5
Cost of sales	422.2	364.7	15.8	851.3	732.9	16.2
GROSS PROFIT	796.4	678.3	17.4	1,569.8	1,345.2	16.7
% of Sales	65.4	65.0		64.8	64.7

Research, development and engineering expenses	65.9	50.5	30.5	126.5	100.1	26.4
Selling, general and administrative expenses	457.5	396.5	15.4	907.7	807.8	12.4
Intangibles amortization	11.4	11.2	1.8	27.8	24.0	15.8
	534.8	458.2	16.7	1,062.0	931.9	14.0

OPERATING INCOME	261.6	220.1	18.9	507.8	413.3	22.9
% of Sales	21.5	21.1		21.0	19.9

Other expense	0.2	1.9	(89.5)	0.8	1.0	(20.0)

EARNINGS BEFORE INCOME TAXES	261.4	218.2	19.8	507.0	412.3	23.0
Income taxes	77.1	65.5	17.7	149.6	123.7	20.9
NET EARNINGS	$184.3	$152.7	20.7	$357.4	$288.6	23.8
	====	====		====	====

Net Earnings Per Share
Basic	$0.46	$0.38	21.1	$0.89	$0.72	23.6
Diluted	$0.45	$0.37	21.6	$0.87	$0.70	24.3

Average Shares Outstanding
Basic	403.3	400.8		403.1	400.3
Diluted	411.3	410.8		411.3	410.0

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2005
(Unaudited - In Millions)

	Second Quarter			Six Months
CONDENSED SALES ANALYSIS	2005	2004	% Change	2005	2004	% Change

Domestic	$784.1	$677.2	15.8	$1,558.8	$1,335.1	16.8
International	434.5	365.8	18.8	862.3	743.0	16.1
NET SALES	$1,218.6	$1,043.0	16.8	$2,421.1	$2,078.1	16.5
	=====	=====		=====	=====
Orthopaedic Implants	$724.8	$630.9	14.9	$1,439.2	$1,264.0	13.9
MedSurg Equipment	427.4	349.5	22.3	850.4	691.1	23.1
Physical Therapy Services	66.4	62.6	6.1	131.5	123.0	6.9
NET SALES	$1,218.6	$1,043.0	16.8	$2,421.1	$2,078.1	16.5
	=====	=====		=====	=====

STRYKER CORPORATION
(Unaudited - In Millions)

	June 30	December 31
CONDENSED BALANCE SHEETS	2005	2004

ASSETS
Cash and cash equivalents	$118.4	$349.4
Marketable securities	212.0	--
Accounts receivable (net)	749.6	751.1
Inventories	576.3	552.5
Other current assets	515.1	489.6
TOTAL CURRENT ASSETS	2,171.4	2,142.6

Property, Plant and Equipment (net)	738.5	700.5
Goodwill and Other Intangibles (net)	954.2	963.2
Other Assets	303.7	277.5
TOTAL ASSETS	$4,167.8	$4,083.8
	=====	=====
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$951.7	$1,113.5
Long-Term Debt	0.7	0.7
Other Liabilities	226.6	217.6
Stockholders' Equity	2,988.8	2,752.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,167.8	$4,083.8
	=====	=====

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2005
(Unaudited - In Millions)

	Second Quarter		Six Months
CONDENSED STATEMENTS OF CASH FLOWS	2005	2004	2005	2004

OPERATING ACTIVITIES
Net earnings	$184.3	$152.7	$357.4	$288.6
Depreciation	26.4	25.1	53.5	50.8
Amortization	43.0	35.9	89.8	71.2
Reductions of accounts receivable securitization	--	(155.0)	--	(150.0)
Changes in working capital and other	(66.5)	(14.0)	(281.5)	(158.0)
NET CASH PROVIDED BY OPERATING ACTIVITIES	187.2	44.7	219.2	102.6

INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(3.0)	(5.1)	(53.1)	(14.9)
Purchases of marketable securities	(212.9)	--	(212.9)	--
Purchases of property, plant and equipment	(71.1)	(43.1)	(116.4)	(74.2)
Proceeds from sales of property, plant and equipment	0.2	--	0.4	7.8
NET CASH USED IN INVESTING ACTIVITIES	(286.8)	(48.2)	(382.0)	(81.3)

FINANCING ACTIVITIES
Borrowings (repayments) of debt, net	0.2	(0.2)	0.2	(10.1)
Dividends paid	--	--	(36.2)	(28.0)
Other	(11.4)	14.4	(15.5)	20.4
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(11.2)	14.2	(51.5)	(17.7)

Effect of exchange rate changes on cash and cash equivalents	(15.5)	3.0	(16.7)	(6.9)
CHANGE IN CASH AND CASH EQUIVALENTS	$(126.3)	$13.7	$(231.0)	$(3.3)
	====	====	====	====

Contact information:
Dean H. Bergy, Vice President and Chief Financial Officer  269/385-2600